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                                                                 Exhibit 10.10

                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

        Amendment No. 2, dated January 31, 1997, as of December 31, 1996, to Agreement, dated as of August 16, 1991 (as heretofore amended as of May 11, 1995) between SYRATECH CORPORATION, a Delaware corporation (the "Company") and MELVIN L. LEVINE (the "Executive").

        The Executive is now, and at all times since prior to August 16, 1991 has been, Vice President -- Purchasing of the Company. On August 16, 1991 the Company and the Executive entered into an Employment Agreement (the "Agreement") that, among other things, provided for the computation and payment of a retirement benefit to the Executive. Pursuant to Amendment No. 1, dated as of May 11, 1995 (the "Amendment") to the Agreement, Section 3.3 of the Agreement was modified to read in its entirety as follows:

                3.3 Retirement Benefit. From and after the "Deemed Retirement Date" (as hereinafter defined) and until the last day of the month during which the Executive's death shall occur, the Executive shall be entitled to receive from the Company, and the Company shall pay to the Executive, as a fully vested benefit, an annual retirement benefit equal to the product of (i) 2% of the average total annual compensation (i.e., base salary plus bonus compensation) paid to the Executive by the Company in the three years (as defined below) next preceding the Deemed Retirement Date and (ii) the number of full years (a "year" being defined as a period of 365 calendar days) during which the Executive was a full-time employee of the Company or one or more subsidiaries of the Company (whether or not such full-time employment occurred before or after the date of this Agreement so long as such full-time employment occurred after the date of incorporation of the Company), calculated as of the Deemed Retirement Date; provided, however, that such annual retirement benefit shall be offset (that is, diminished) by the amount of any annual retirement benefit that the Executive shall be or become entitled to receive (and shall actually receive) under any Company-funded pension plan that may be adopted after the date of this Agreement. The annual retirement benefit shall be payable in equal monthly installments in arrears beginning with the last day of the month in which the Deemed Retirement Date occurs. As used herein, the term "Deemed Retirement Date" shall mean the first day of the month next following the calendar month during which occurs the later of (a) the 65th anniversary of the Executive's date of birth or
        (b) the last day of full-time employment of the Executive by the Company, regardless of the circumstances under which the Executive's full-time employment is terminated.

        In consideration of the execution by the Company and the Executive of that certain Agreement, dated as of December 31, 1996, by and between the Company, THL Transaction I Corp. and the Executive, and of other good and valuable consideration each to the other in hand paid, the receipt and sufficiency of which hereby acknowledged, the parties hereto agree as follows:

        1. Section 3.3 of the Agreement, as heretofore amended by the Amendment, is hereby further amended by adding at the end hereof a new sentence reading in its entirety as follows:

        Notwithstanding the foregoing provisions of this Section 3.3 or any other provision of this Agreement, the phrase and term "total annual compensation" as used in this Section 3.3 or elsewhere in this Agreement shall not include, or be deemed to include, any securities distributed or payments made to the Executive pursuant to Sections 2 and/or 3 of that certain Agreement, dated as of the 31st day of December 1996, by and between the Company, THL Transaction I Corp., Leonard Florence and the Executive, it being intended and agreed that the distributions of securities and cash payments made and to be made pursuant thereto shall not increase or otherwise affect the retirement benefit provided for in this Section 3.3.

        2. Confirmation of other Terms. In all other respects the provisions of the Agreement, as heretofore amended, are ratified, confirmed and approved, except that the parties acknowledge that, as contemplated by the second sentence of Section 3.1 of the Agreement, effective as of January 1, 1996, the Executive's base salary was increased by the Company to Three Hundred Fifty Thousand Dollars ($350,000.00) per annum.

        IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Agreement as of the day and year first above written.


                                        STRATECH CORPORATION

                                        By /s/ Leonard Florence
                                           ------------------------------
                                           President

                                           /s/ Melvin L. Levine
                                           ------------------------------
                                           Melvin L. Levine